UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 5, 2006
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	000-30269 (Commission File Number)	91-1761992 (I.R.S. Employer Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIXELWORKS, INC. AND SUBSIDIARIES

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
On September 5, 2006, upon recommendation from the Compensation Committee, the Board of Directors of Pixelworks, Inc. (“the Company”) amended the Company’s 2006 Senior Management Bonus Plan (“the Bonus Plan”). The amendment applies to certain senior and middle management (the “Participants”), but expressly does not apply to the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Under the amended Bonus Plan, the Participants, other than the excluded officers, will have the opportunity to earn 16.7% of their target annual bonus based on the Company’s achievement of stated second half 2006 goals for Non-GAAP Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). The bonus will be earned if the Company reaches non-GAAP EBITDA of $1,000,000 for the second half of 2006. The amendment offsets a reduction in the weighting of the pre-existing “Non-GAAP income (loss) before income taxes” goal in the Bonus Plan from 33.3% to 16.6%. No other provisions of the Bonus Plan were modified.
A copy of the Bonus Plan, as amended is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

10.1	Pixelworks, Inc. 2006 Senior Management Bonus Plan, as amended. +

+	Indicates a management contract or compensation arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By	/s/ Michael D. Yonker
Date: September 6, 2006		Michael D. Yonker
Vice President, Chief Financial Officer, Treasurer and Secretary